Serina Therapeutics Announces FDA Feedback Supports Registrational Trial Design of SER-252 in Advanced Parkinson’s Disease under 505(b)(2) NDA Pathway

- U.S. IND filing planned for Q4 2025 with U.S. enrollment expected to start in Q1 2026

- Patient dosing expected to begin in Australia in Q4 2025

HUNTSVILLE, AL, August 25, 2025 (GLOBE NEWSWIRE) --  Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug optimization technology, today announced that following a recent Type B meeting with the U.S. Food and Drug Administration (FDA), the FDA’s written feedback supports advancing SER-252 (POZ-apomorphine) in a registrational clinical study program in advanced Parkinson’s under the 505(b)(2) NDA pathway.

“People living with advanced Parkinson’s need more consistent relief from motor fluctuations and our data to date suggest that SER-252 may reliably improve daily function,” said Steve Ledger, Chief Executive Officer of Serina Therapeutics. “Based on the FDA’s written feedback, we plan to advance SER-252 on a registration-directed 505(b)(2) NDA regulatory pathway. Our development plan is designed to be rigorous and capital efficient. We aim to streamline a potential NDA while generating the clinical and pharmacologic evidence to support regulatory review and improve patients’ lives.”

In its discussions with the FDA, Serina outlined a program designed to leverage prior knowledge of apomorphine utilizing the company’s POZ-enabled profile. Serina plans to include a pharmacokinetic (PK) bridging component to an approved apomorphine product, consistent with a 505(b)(2) NDA strategy. The FDA’s feedback indicates that Serina’s initial study may be designed and conducted as a component of a registrational trial program, subject to standard clinical and nonclinical requirements and finalization of documentation at the time of IND submission.

“Beyond SER-252, we are advancing a pipeline of POZ-enabled small molecules that may follow similar 505(b)(2) NDA pathways where appropriate,” said Mr. Ledger. “The FDA’s feedback provides early proof-of-principle for our platform, confirming that we can effectively align with the agency's expectations for the 505(b)(2) NDA regulatory pathway. Each program will follow its own science and require FDA dialogue, but our goal remains to unlock new possibilities in treatment and deliver better options to patients as quickly as possible.”

Upcoming Regulatory and Clinical Milestones

Serina plans to submit the U.S. IND application in Q4 2025 incorporating the FDA’s recommendations. In parallel, the company expects to begin dosing patients in Australia in Q4 2025 as part of the global registrational program, with data from these patients expected to contribute to the overall data package for regulatory review and potential approval. Following U.S. IND clearance, Serina anticipates initiation of enrollment in the U.S. in Q1 2026.

SER-252 Registrational Study Design Overview

The SER-252-1b study is a randomized, double-blind, placebo-controlled Phase 1b trial with single-ascending-dose (five cohorts of eight; n=40) and multiple-ascending-dose components (up to three cohorts of sixteen; n=48) in adults with Parkinson’s disease and motor fluctuations. The study is designed to evaluate safety, tolerability, and pharmacokinetics of subcutaneous SER-252 versus placebo, with exploratory efficacy measures that include MDS-UPDRS motor scores and structured motor-state assessments. Dose escalation will be overseen by a Safety Review Committee and the study will be conducted across sites in the U.S. and Australia.

About SER-252 (POZ-apomorphine)
SER 252 is an investigational apomorphine therapy developed with Serina’s POZ platform and designed to provide continuous dopaminergic stimulation (CDS) via a single or twice-weekly subcutaneous injection. CDS has been shown to reduce the severity of motor fluctuations (which includes levodopa-induced dyskinesia) and enable greater daily on time, with reduced off time, in advanced Parkinson’s patients. SER-252 leverages strategic partner Enable Injections’ enFuse™ wearable drug delivery platform to enhance patient comfort and convenience, providing CDS to patients via an easy-to-administer, long-acting subcutaneous injection.

About the POZ Platform™
Serina’s proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline). Serina’s POZ technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via subcutaneous injection. The therapeutic agents in Serina’s product candidates are typically well-understood and marketed drugs that are effective but are limited by pharmacokinetic profiles that can include severe skin reactions, side effects due to peak-trough variations in drug levels and a short half-life. Serina believes that by using POZ technology, drugs with a narrow therapeutic index can be designed to maintain more desirable and stable levels in the blood. Serina’s POZ platform delivery technology has potential for use across a broad range of payloads and indications.

About Serina Therapeutics
Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ Platform™ provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics, and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology. For more information, please visit https://serinatx.com.

Cautionary Statement Regarding Forward-Looking Statement
This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs, or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in Serina’s Annual Report on Form 10-K, and Serina’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:
Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630